Exhibit 24.3

POWER OF ATTORNEY

The undersigned officer of Optical Cable Corporation, a Virginia corporation (the “Corporation”), hereby constitutes and appoints Neil D. Wilkin, Jr. as the undersigned’s true and lawful attorneys-in-fact with full power and authority to act in the name of the undersigned and on behalf of the undersigned in connection with our offering and registration of common shares in the aggregate offering amount of up to $1.5 million dollars. Without limiting the scope of the foregoing, the attorney-in-fact may file all amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and execute and file in the name of the undersigned any registration statement registering additional securities under Rule 462(b)(3) of the Securities Act of 1933, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Effective Date: February 11, 2003

/s/    TRACY G. SMITH

Tracy G. Smith